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TESSCO Technologies Incorporated 11126 McCormick Road, Hunt Valley, Maryland USA 21031

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON July 25, 2002

        NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders of TESSCO Technologies Incorporated, a Delaware corporation (the "Company"), will be held at the Company's corporate headquarters, 11126 McCormick Road, Hunt Valley, Maryland 21031 USA, on Thursday, July 25, 2002 at 10:00 a.m., local time, for the following purposes:

  1.
  To elect two directors for a three-year term ending at the Annual Meeting of Shareholders to be held in 2005 and until their respective successors are duly elected and qualify.

  2.
  To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for fiscal year 2003.

  3.
  To act upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The Board of Directors of the Company has fixed the close of business on June 3, 2002 as the record date for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of shareholders as of the record date will be available for inspection by shareholders at the Company's corporate headquarters during business hours for a period of ten days before the Annual Meeting.

        The purpose of the 2002 annual meeting will be to tabulate the votes cast on the above matters. It is not anticipated that any presentations or other business will be conducted at that time.

        We invite your attention to the attached Proxy Statement and to the enclosed Annual Report of the Company for the fiscal year ended March 31, 2002.

                      By Order of the Board of Directors,

                      Mary Lynn Schwartz
                      Corporate Secretary

Hunt Valley, Maryland
June 21, 2002

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED OR VOTE OVER THE INTERNET OR BY TOLL-FREE TELEPHONE. VOTING BY PROXY DOES NOT DEPRIVE YOU OF THE RIGHT TO ATTEND THE MEETING AND VOTE IN PERSON.

TESSCO Technologies Incorporated
11126 McCormick Road
Hunt Valley, Maryland USA 21031

PROXY STATEMENT

INTRODUCTION

General

        This proxy statement is furnished to shareholders of TESSCO Technologies Incorporated, a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Shareholders to be held at the Company's corporate headquarters, 11126 McCormick Road, Hunt Valley, Maryland 21031, on Thursday, July 25, 2002 at 10:00 a.m., local time, and at any adjournment or postponement thereof.

Solicitation

        The solicitation of proxies is being made primarily by mail, but directors, officers and employees may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Innisfree M&A Incorporated to assist in the solicitation of proxies at a cost to the Company not to exceed $6,500. In addition, the Company may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

        This Proxy Statement and the accompanying form of proxy are being sent to shareholders on or about June 21, 2002.

Voting Rights and Outstanding Shares

        The Board of Directors of the Company has fixed the close of business on June 3, 2002 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting. On the record date, 4,513,747 shares of Common Stock, $0.01 par value per share, of the Company were issued and outstanding. Each share of Common Stock entitles the holder to one vote on each matter to be voted on at the Annual Meeting. There is no cumulative voting for the election of directors.

        The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

        Your vote is important. Because most of our shareholders cannot attend the Annual Meeting in person, it is necessary for a large number to be represented by proxy. Most shareholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please check your proxy card or the information forwarded by your bank, broker or other holder of record to see what options are available to you. If you vote by proxy over the Internet, please be aware that you may incur costs such as telecommunications and Internet access for which you may be responsible. The Internet and telephone proxy vote facilities for shareholders of record will close at 4:00 p.m. Eastern Time on the business day prior to the Annual Meeting day.

        A shareholder may, with respect to the election of directors, (i) vote "FOR" the election of the named director nominees, (ii) "WITHHOLD AUTHORITY" to vote for all named director nominees, or (iii) vote for the election of all director nominees other than any nominee with respect to whom the shareholder withholds authority to vote. A shareholder may, with respect to each other matter specified in the notice of meeting, (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter, or (iii) "ABSTAIN" from voting on the matter.

        All shares of Common Stock entitled to vote and represented by properly completed proxies received prior to the Annual Meeting and not revoked, will be voted in accordance with your instructions. If no instructions are indicated on a properly completed proxy, the shares of Common Stock represented by that proxy will be voted FOR the election of the named director nominees and FOR ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants.

        A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted by the shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote Common Stock held in street name on certain matters in the absence of instructions from the beneficial owner of the Common Stock. These "nonvoted shares," i.e., shares subject to a proxy which are not being voted with respect to a particular matter, will be considered shares not present and entitled to vote on such matter, although these shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

Revocation of Proxies

        A proxy may be revoked at any time before its exercise by the filing of a written revocation with Mary Lynn Schwartz, Corporate Secretary of the Company, by timely providing a later-dated proxy (including by Internet or telephone vote), or by voting by ballot at the Annual Meeting. Mere attendence at the Annual Meeting will not revoke a proxy if you are a beneficial owner of shares not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

Required Vote

        The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect directors. Accordingly, if a quorum is present at the Annual Meeting, the two persons receiving the greatest number of votes will be elected to serve as directors. Therefore, withholding authority to vote for a director(s) and "nonvoted shares" with respect to the election of directors will not affect the outcome of the election of directors. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon is required to approve each matter other than the election of directors. Under Delaware law, abstentions with respect to matters other than the election of directors are generally considered as shares present and entitled to vote and thus have the same effect as a vote against such matter. "Nonvoted shares" with respect to such a matter will not be considered as present and entitled to vote on the matter and thus will not affect the determination of whether the matter is approved.

        The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Delivery of proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their discretion on such other business, if any, as may properly come before the Annual Meeting or any adjournment thereof. Proxies solicited by means of this proxy statement will be tabulated by inspectors of election designated by the Board, who will not be employees or directors of the Company or any of its affiliates.

PROPOSAL 1. ELECTION OF DIRECTORS

        The Company's Bylaws provide that the Board of Directors is divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, and each class having a three-year term. Each year the directors in one class are elected to serve for a term of three years. The Board of Directors is currently composed of six members. One class of directors, consisting of Robert B. Barnhill, Jr. and Benn Konsynski, PhD., has a term of office expiring at the Annual Meeting and until their successors are elected and qualified. Messrs. Barnhill and Konsynski have each been nominated for a three-year term expiring at the Annual Meeting of Shareholders in 2005 and until their successors are elected and qualified. In the event that either nominee is unable or unwilling to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herin will be unable or unwilling to serve.

        The Board of Directors recommends a vote "For" the election of all named director nominees.

        Set forth below is information concerning the nominees for election and those directors whose terms continue beyond the date of the Annual Meeting.

Nominees for Director for a Three-Year Term Expiring at the 2005 Annual Meeting

        Robert B. Barnhill, Jr., age 58, has served as President and Chief Executive Officer of the Company since founding the business in its current form, in 1982. Mr. Barnhill has been a director of the Company since 1982, and has been Chairman of the Board since November 1993.

        Benn R. Konsynski, Ph.D., age 51, has been a director of the Company since November 1993. He has been the George S. Craft Professor of Business Administration for Decision and Information Analysis at the Goizueta Business School of Emory University since April 1992. From 1987 to April 1992, Dr. Konsynski was a professor at the School of Business of Harvard University.

Directors Continuing in Office

Directors whose term will expire at the 2003 Annual Meeting:

        John D. Beletic, age 50, has been a director of the Company since July 1999. He is Executive Chairman of Scale Eight, Inc., a data storage technology company, and is non-executive Chairman of WebLink Wireless, Inc. Previously, he served as Chairman and Chief Executive Officer of WebLink Wireless, Inc., which he joined in 1992. WebLink Wireless, Inc. filed for protection under Chapter 11 of the U.S. Bankruptcy Code in May 2001. He also serves as a director of Triton PCS Holdings, Inc. and iPass, Inc.

        Morton F. Zifferer, Jr., age 54, has been a director of the Company since November 1993. He has served as Chairman and CEO of New Standard Corporation, a metal products manufacturer, since 1983.

Directors whose term will expire at the 2004 Annual Meeting:

        Jerome C. Eppler, age 78, has been a director of the Company since 1985. He is the owner of Eppler & Company, a private financial advisor.

        Dennis J. Shaughnessy, age 55, has been a director of the Company since 1989. He has served as General Partner of Grotech Capital Group, Inc. since 1989. Mr. Shaughnessy also currently serves on the Boards of FTI Consulting, Inc. and U.S. Vision, Inc.

Board Committees and Meetings

        The Board of Directors has an Audit Committee consisting of Messrs. Eppler, Konsynski and Zifferer, and a Compensation Committee consisting of Messrs. Beletic, Shaughnessy and Zifferer. The Board of Directors does not have a nominating committee.

        The Audit Committee is primarily concerned with the effectiveness of the audits of the Company by the Company's independent auditors. Its duties include recommending the selection of independent auditors, reviewing the scope of audits conducted by them, as well as the results of their audits, and reviewing the organization and scope of the Company's internal system of accounting and financial controls. The Audit Committee met four times during fiscal 2002.

        The Compensation Committee is responsible for the overall administration of the Company's compensation policies and practices, including the recommendation of compensation for officers and employees of the Company and for matters relating to compensation plans and arrangements. In addition, the Compensation Committee approves awards under and administers the Company's Employee Incentive Stock Option Plan and 1994 Stock and Incentive Plan. The Compensation Committee met four times during fiscal 2002.

        The Board of Directors met four times during fiscal 2002. No director serving on the Board has attended fewer than 75% of the total number of meetings of the Board and of the Committees of which he was a member during fiscal 2002.

Director Compensation

        In consideration for services on the Board, each non-employee Director of the Company is paid $1,000 per calendar month plus $500 for each meeting of the Board or Committee of the Board that he or she attends (or $250 when he or she participates telephonically); however, no additional fees are paid in respect of meetings of Committees of the Board held on the same days as and in connection with meetings of the Board. Each non-employee Director may elect to receive shares of the Company's Common Stock in lieu of cash for the foregoing fees, and is also separately reimbursed for reasonable out-of-pocket expenses incurred in connection with his or her attendance at Board or Committee meetings. In addition, during the fiscal year ended March 31, 2002, each of the outside directors (being all of the directors except for Mr. Barnhill) received an option to purchase 5,000 shares of Company Common Stock, exercisable at $11.60 per share, the market price on the date of grant. These options were granted pursuant to the Company's 1994 Stock and Incentive Plan.

PROPOSAL 2. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has selected the firm of Ernst & Young LLP to serve as independent public accountants for the fiscal year ending March 30, 2003, and seeks ratification of such appointment by the shareholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        The Company's independent public accountants for the fiscal year ended March 31, 2002 was Arthur Andersen LLP. In response to recent developments relating to Arthur Andersen, LLP, and pursuant to a recommendation by the Audit Committee of the Board of Directors and approval by the Board of Directors, effective June 4, 2002, the Company dismissed Arthur Andersen LLP as the Company's independent public accountants and engaged Ernst & Young LLP to serve as the Company's independent public accountants for the fiscal year ending March 30, 2003. It is not anticipated that representatives of Arthur Andersen LLP will be present at the Annual Meeting.

        Arthur Andersen LLP's reports on the Company's consolidated financial statements for each of the past two fiscal years ended March 31, 2002 and April 1, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the two most recent fiscal years ended March 31, 2002 and April 1, 2001, and through June 4, 2002, the date on which Arthur Andersen LLP was dismissed, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The Board of Directors recommends a vote "For" the ratification of the appointment of Ernst & Young LLP as independent public accountants for fiscal year 2003.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

        The following table sets forth information regarding the ownership of Common Stock of the Company, as of June 3, 2002 by (i) all shareholders known by the Company to beneficially own more than five percent of the Common Stock, (ii) each of the directors and Named Executive Officers, and (iii) all directors and Named Executive Officers as a group.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
Directors, Nominees for Director and Named Executive Officers:
Robert B. Barnhill, Jr. (2)	1,180,012	26.1
John Beletic (3)	8,000	*
Jerome C. Eppler (4)(5)	13,000	*
Benn R. Konsynski, Ph.D. (4)	31,000	*
Dennis J. Shaughnessy (4)	11,450	*
Morton F. Zifferer, Jr. (4)	31,000	*
Richard A. Guipe (6)	30,800	*
Douglas A. Rein (7)	30,864	*
Mary Lynn Schwartz (8)	50,336	1.1
Robert C. Singer (9)	17,217	*
Randolph S. Wilgis (10)	35,261	*
All directors and Named Executive Officers as a group (11 persons) (11)	1,438,940	31.9
Principal Shareholders:
GeoCapital, LLC (12)	357,550	7.9
Nicholas Company, Inc. (13)	248,000	5.5
Sentry Investment Management, Inc. (14)	232,700	5.2

*
Less than 1% of the outstanding Common Stock.

(1)
Unless otherwise noted, each person exercises sole (or shares with a spouse or other immediate family member) voting and dispositive power as to the shares reported. Persons are deemed to beneficially own shares which they have the right to acquire beneficial ownership of within 60 days. Shares subject to options exercisable within 60 days are deemed outstanding for computing the percentage of the outstanding shares held by the person holding such options, but not for computing the percentage of shares held by any other person.

(2)
Includes 150,000 shares held by Mr. Barnhill's spouse and children; 344,000 shares subject to currently exercisable stock options; 10,000 shares subject to options exercisable within 60 days of June 3, 2002; and 10,000 shares held by a private charitable foundation of which Mr. Barnhill and his spouse are the sole directors. Mr. Barnhill disclaims beneficial ownership over the shares held by the foundation. Mr. Barnhill's address is 11126 McCormick Road, Hunt Valley, Maryland 21031.

(3)
Includes 3,000 shares subject to a currently exercisable stock option and 3,000 shares subject to options exercisable within 60 days of June 3, 2002.

(4)
Includes 1,000 shares subject to currently exercisable stock options.

(5)
Includes 5,000 shares held by a trust under which Mr. Eppler is the sole beneficiary.

(6)
Includes 29,600 shares subject to currently exercisable stock options and 1,200 shares subject to options exercisable within 60 days of June 3, 2002.

(7)
Includes 15,000 shares subject to a currently exercisable stock option and 15,000 shares subject to options exercisable within 60 days of June 3, 2002.

(8)
Includes 35,100 shares subject to a currently exercisable stock option and 14,700 shares subject to options exercisable within 60 days of June 3, 2002.

(9)
Includes 15,000 shares subject to a currently exercisable stock option and 1,200 shares subject to options exercisable within 60 days of June 3, 2002.

(10)
Includes 24,175 shares subject to a currently exercisable stock option and 3,900 shares subject to options exercisable within 60 days of June 3, 2002.

(11)
Includes 469,875 shares subject to currently exercisable stock options and 49,000 shares subject to options exercisable within 60 days of June 3, 2002.

(12)
Derived from Amendment No. 2 to Schedule 13G filed by GeoCapital LLC ("GeoCapital") on February 12, 2002. GeoCapital's address is 767 Fifth Avenue, New York, N.Y. 10153.

(13)
Derived from Amendment No. 4 to Schedule 13G filed by Albert O. Nicholas, Nicholas Company, Inc., and Nicholas Limited Edition, Inc. ("Nicholas") on February 7, 2002. Nicholas' address is 700 North Water Street, Milwaukee, Wisconsin 53202.

(14)
Derived from Schedule 13F filed by Sentry Investment Management, Inc. on May 13, 2002. Sentry's address is 1800 North Point Drive, Stevens Point, WI.

Equity Compensation Plan Information

        The following table sets forth information as of March 31, 2002 with respect to the Company's 1994 Stock and Incentive Plan, 1984 Employee Incentive Stock Option Plan, Team Member Stock Purchase Plan, and options granted pursuant to other compensation arrangements.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,056,295	$20.19	216,520	(1)
Equity compensation plans not approved by security holders (2)	210,000	12.48	—
Total	1,266,295	$18.92	216,520

(1)
Includes 183,620 shares of common stock available for purchase under the Company's Team Member Stock Purchase Plan.

(2)
Includes options granted pursuant to compensation arrangements other than a formal plan, all of which were granted at fair-market value on the date of the grant, provide for vesting over a period of four years and have a term of five or ten years from the date of the grant.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following table summarizes the compensation awarded to, earned by, or paid to the Company's Chief Executive Officer during fiscal 2002, 2001 and 2000 and the other executive officers for whom such reporting is required during fiscal 2002 (the "Named Executive Officers").

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Options (# of Shares)	All Other Compensation ($)
Robert B. Barnhill Jr., Chairman of the Board, President and Chief Executive Officer	2002 2001 2000	450,000 442,308 307,693	270,000 — 150,000	40,000 40,000 40,000	33,164 32,423 33,855	(2) (2) (2)
Richard A. Guipe, Senior Vice President of Sales and Market Development	2002 2001 2000	234,815 200,000 175,769	60,000 — 70,000	10,000 7,000 32,000	50,940 50,969 1,874	(4) (4) (3)
Douglas A. Rein, Senior Vice President of Fulfillment and Operations	2002 2001 2000	204,672 200,000 131,868	48,000 — 28,333	10,000 — 50,000	15,042 41,914 24,951	(5) (5) (5)
Robert C. Singer, Senior Vice President, Chief Financial Officer	2002 2001 2000	201,004 200,000 95,385	48,000 — 20,000	10,000 4,000 50,000	1,961 92 —	(3) (3)
Mary Lynn Schwartz, Senior Vice President, Chief Administrative Officer and Corporate Secretary	2002 2001 2000	204,456 200,000 154,769	48,000 — 40,000	10,000 2,000 7,000	2,135 959 1,658	(3) (3) (3)
Randolph S. Wilgis, Senior Vice President, Solutions Development and Marketing	2002 2001 2000	200,000 200,000 160,846	48,000 — 100,000	10,000 3,000 26,000	2,004 969 1,697	(3) (3) (3)

(1)
Represents bonuses paid pursuant to the Company's Officers' Value Share Plan.

(2)
Includes (i) premiums in the amount of $12,500 for a life insurance policy; (ii) premiums in the amount of $17,995 for a split-dollar life insurance policy arrangement with the Company; and (iii) $3,360, $1,928 and $2,669 allocated to Mr. Barnhill's Retirement Savings Plan account in fiscal 2000, 2001 and 2002, respectively. Does not include a $40,995 insurance premium payment by the Company for 2000, 2001 and 2002, related to an insurance policy designed to fund the supplemental executive retirement plan for Mr. Barnhill. See "Employment Agreement." The Company is the sole beneficiary of the policy.

(3)
Represents amounts allocated to the Retirement Savings Plan accounts of Messrs. Guipe, Singer and Wilgis and Ms. Schwartz.

(4)
Represents a $50,000 special performance bonus and $969 and $940 allocated to Mr. Guipe's Retirement Savings Plan for 2001 and 2002, respectively.

(5)
Represents relocation expenses of $24,951, $41,545 and $12,989 for fiscal 2000, 2001 and 2002, respectively, and $369 and $2,053 allocated to Mr. Rein's Retirement Savings Plan for fiscal years 2001 and 2002, respectively. Mr. Rein joined the Company in July 1999.

Employment Agreements

        Mr. Barnhill.    In March 1994, the Company entered into an employment agreement with Mr. Barnhill providing for his employment as Chairman of the Board, President and Chief Executive Officer at a minimum annual base salary of $240,000 and cash bonuses in accordance with the Company's Officer's Value Share Plan. The employment agreement provides for an initial term of three years, and, unless the Board of Directors notifies Mr. Barnhill otherwise before the end of any calendar year, the term of the agreement automatically renews daily for the succeeding three-year period. In August 1999, the Compensation Committee of the Board of Directors increased Mr. Barnhill's annual base salary to $350,000. In April 2000, the Compensation Committee of the Board of Directors further increased Mr. Barnhill's annual base salary to $450,000.

        The employment agreement also provides for the establishment of a supplemental executive retirement plan, which will provide Mr. Barnhill with a $75,000 annual pension benefit payable on Mr. Barnhill's retirement, termination of employment for reasons other than cause (as defined in the employment agreement) or attainment of age 62. The employment agreement also provides for (i) a $2,000,000 split-dollar life insurance policy on Mr. Barnhill and his spouse and (ii) a long-term disability policy providing Mr. Barnhill with a benefit equal to not less than 70% of his annual base salary.

        In the event of the termination of Mr. Barnhill's employment for certain reasons, including death, disability or a termination resulting from a change in control of the Company (as defined in the employment agreement), the employment agreement provides for payment to Mr. Barnhill, when and as due, of the total salary payable to him for the next three years, plus bonuses to which he would have been entitled had he remained in the employ of the Company during the three-year period. In addition, Mr. Barnhill would be entitled to receive the employee benefits he would have received during such three-year period or an after-tax payment in an amount equal to the value of such benefits.

        In January 1996, the Company also adopted a stock compensation program for the Chief Executive Officer, pursuant to which Mr. Barnhill is each quarter granted an option to purchase 10,000 shares of Common Stock at an exercise price equal to not less than the market value of the Company's Common Stock on the date of the grant. All of these options have a term of ten years and generally become exercisable over a five-year period following the date of grant, provided that Mr. Barnhill remains employed by the Company.

        Messrs. Rein and Singer.    The Company is also party to employment letter agreements with each of Messrs. Rein and Singer, pursuant to which Mr. Rein was retained as Senior Vice President of Operations and Fulfillment and Mr. Singer was retained as Senior Vice President and Chief Financial Officer, at annual base salaries of $200,000 each. Messrs. Rein and Singer are also entitled to receive performance based bonuses, in accordance with the Company's Officers' Value Share Plan. The employment letter agreements also each provide for severance payments of between six and nine months salary, depending upon the date of termination of employment, in the event that their employment is terminated by the Company "without good cause" or by them for "good reason", as such terms are defined in the respective employment letter agreements.

Profit Sharing and Non-Qualified Deferred Compensation Plans

        The Company has a 401(k) profit-sharing plan, which covers all eligible employees. Under the 401(k) plan, participants are permitted to make salary reduction contributions equal to a percentage of annual salary with matching contributions made by the Company at the discretion of the Board of Directors. The Company's 401(k) profit-sharing plan expense during fiscal 2002 totaled $120,000.

        The Company maintains a non-qualified deferred compensation plan that covers directors and specified executives, as determined by the Deferred Compensation Plan Committee, a Committee authorized by the Board of Directors. Contributions may be made by plan participants, as well as by the Company. Company contributions are made at the discretion of the Deferred Compensation Plan Committee, and the Company has made no contributions to the deferred compensation plan to date.

Stock-Based Compensation Plans

        The Company's 1994 Stock and Incentive Plan provides for the grant or award to regular full-time employees (including officers and directors who are not officers) of stock options, stock appreciation rights, restricted stock, restricted stock units and other performance awards, which may be denominated in shares of Common Stock or other securities of the Company. The 1994 Plan also provides for the grant of awards in respect of a limited number of shares to the Company's non-employee directors. At present, the maximum number of shares of Common Stock with respect to which awards may be granted at any time under the 1994 Plan is 1,172,500, of which options for 123,305 shares have been granted and exercised and options for 1,019,795 shares have been granted and remain outstanding (i.e., have not lapsed, been cancelled or expired) as of June 3, 2002. No awards may be made under the 1994 Plan after April 12, 2004.

        The Company also maintains the 1984 Employee Incentive Stock Option Plan, which provides for the grant of options to acquire up to an aggregate of 401,250 shares of Common Stock. As of June 3, 2002, options to acquire 43,000 shares were outstanding, all of which were fully exercisable. No additional shares are available for award under the 1984 Plan.

        In addition, the Company maintains the Team Member Stock Purchase Plan, which allows for the purchase of an aggregate of 200,000 shares of Company Common Stock by employees, at a per share purchase price equal to 85% of Market Value. During fiscal 2002, 8,185 shares were purchased by employees under this plan.

Option Grants in the Last Fiscal Year

        The following table shows certain information relating to options to purchase shares of Common Stock granted to the Named Executive Officers in fiscal year 2002.

Individual Grants						Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Term(1)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal 2002	Exercise or Base Price ($/Share)		Expiration Date	5%	10%
Robert B. Barnhill, Jr.	10,000(2) 10,000(2) 10,000(2) 10,000(2)	5.2% 5.2% 5.2% 5.2%	$ $ $ $	11.750 14.000 14.400 17.600	April 30, 2011 July 31, 2011 October 31, 2011 January 30, 2012	73,895 88,045 90,561 110,686	187,264 223,124 229,499 280,499
Richard A. Guipe	10,000(2)	5.2%		$11.600	July 20, 2007	39,452	89,501
Doug Rein	10,000(2)	5.2%		$11.600	July 20, 2007	39,452	89,501
Mary Lynn Schwartz	10,000(2)	5.2%		$11.600	July 20, 2007	39,452	89,501
Robert C. Singer	10,000(2)	5.2%		$11.600	July 20, 2007	39,452	89,501
Randolph S. Wilgis	10,000(2)	5.2%		$11.600	July 20, 2007	39,452	89,501

(1)
Potential Realizable Values are based on an assumption that the stock price of the Common Stock on the date of grant equals the exercise price shown for each particular option grant and appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the term of the option. These amounts are reported net of the option exercise price, but before any taxes associated with exercise or subsequent sale of the underlying stock. The actual value, if any, an option holder may realize will be a function of the extent to which the stock price exceeds the exercise price on the date the option is exercised and also will depend on the option holder's continued employment through the vesting period. The actual value to be realized by the option holder may be greater or less than the values estimated in this table.

(2)
These options, which were issued under the Company's 1994 Stock and Incentive Plan, generally vest over a three-year period commencing on the second anniversary of date of grant, provided that the recipient remains an employee of the Company and subject to such other conditions as the Compensation Committee may impose. To the extent not then exercised, these options generally expire on either the sixth or the tenth anniversary of the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information with respect to option exercises in and year-end option values for fiscal 2002 for the Named Executive Officers.

			Number of Securities Underlying Unexercised Options at Fiscal Year-end	Value of Unexercised In-the-Money Options at Fiscal Year-end
Name	Shares Acquired On Exercise	Value Realized (1)	Exercisable/ Unexercisable	Exercisable/ Unexercisable (2)
Robert B. Barnhill, Jr.	—	—	334,000/124,000	258,000/15,400
Richard A. Guipe	—	—	29,600/39,400	—/16,900
Douglas A. Rein	—	—	15,000/45,000	—/16,900
Mary Lynn Schwartz	—	—	35,100/28,900	—/16,900
Robert C. Singer	—	—	15,000/49,000	—/16,900
Randolph S. Wilgis	—	—	24,175/31,200	—/16,900

(1)
The value realized represents the difference between the market value per share of the Company Common Stock on the date of exercise and the per share exercise price, multiplied by the applicable number of shares for which options were exercised.

(2)
Value is based on the difference between the stock option exercise price and the closing price of the Company's Common Stock on the Nasdaq Stock Market on June 7, 2002 of $13.29 per share.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate future filings, including all or any portions of this Proxy Statement, the following report and Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed to be filed under such Acts.

Compensation Committee Report on Executive Compensation

        The Board of Directors has delegated to the Compensation Committee responsibility for developing and administering programs for compensating the Company's executive officers. The entire Board also approves the Committee's compensation recommendations with respect to salaries and bonuses of executive officers. The Committee, which currently consists of Messrs. Shaughnessy, Zifferer and Beletic (none of whom are officers or employees of the Company), believes that the Company's success is attributable in large part to the management and leadership efforts of its executive officers. The Company's management team has substantial experience in the distribution industry in general and the wireless communications industry in particular. Mr. Barnhill, the Chairman of the Board, President and Chief Executive Officer of the Company, has been instrumental in the Company's business success. The Company and the Compensation Committee intend to maintain compensation policies, plans and programs that will attract and retain executive officers who can enhance shareholder value. Generally speaking, the Compensation Committee seeks to use the same policies and guidelines in determining the compensation to be paid to its executive officers as it uses for the Company's other employees and other key contributors to the Company's success.

        The Company has designed a compensation package that will achieve the following principal objectives:

  •
  provide the Company's executives with total compensation that is sufficiently competitive to attract and retain high-quality people. In general, this involves establishing an individual's base salary in light of that individual's responsibilities, experience, personal performance and contribution to the Company's overall performance. The base salary and performance-based incentives are designed to establish an individual's total compensation at a level that competes favorably with the overall pay levels of comparable companies (i.e., companies comparable in size and with business operations similar to those of the Company) and to reward outstanding performance;

  •
  link a significant portion of annual compensation to performance-based incentives. This is done primarily by means of the Company's Value Share Plan and the grant of stock options;

  •
  provide long-term incentives that are consistent with the Company's strategic goals and the creation of shareholder value. This is done through the grant of stock options; and

  •
  structure the compensation program to be viewed favorably by the Company's shareholders, employees, the financial community, and the general public.

        The Internal Revenue Code places limits on the amount of non-performance-based compensation paid to executive officers that may be deducted by the Company for federal income tax purposes. The Company has structured compensation programs to minimize the portion of any executive compensation that is not deductible for federal income tax purposes.

        The Committee annually reviews each executive officer's compensation, including the compensation levels of the Company's Chairman, President and Chief Executive Officer. When reviewing compensation, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices with respect to salary. The Chief Executive Officer's minimum base salary of $240,000 was determined pursuant to an employment agreement between the Company and the Chief Executive Officer, effective as of April 1994. In August 1999, in recognition of Mr. Barnhill's continued contribution to the overall success of the Company, the Compensation Committee unanimously approved an increase in his base salary to $350,000. Subsequently, in April 2000, largely in recognition of the Company's financial performance, the Compensation Committee unanimously approved a further increase in the base salary of the Chief Executive Officer to $450,000. Salaries for the other Named Executive Officers are established based on the principles discussed with respect to the Chief Executive Officer. The bonuses paid to the Named Executive Officers, including the Chief Executive Officer, are determined pursuant to the Company's Officers' Value Share Plan. This Plan is designed to provide rewards based upon the Company's overall performance, which includes consideration of current market conditions.

        The Company has also adopted a stock compensation program for the Chief Executive Officer. This program provides for quarterly grants of options to purchase 10,000 shares of Common Stock at an exercise price at least equal to the fair market value of the Common Stock on the date of grant. Accordingly, Mr. Barnhill was granted options during fiscal year 2002 for 40,000 shares at exercise prices ranging from $11.75 to $17.60 per share. Vesting of these options occurs over time and the options have a term of ten years.

        During fiscal 2002, the Committee also granted options to purchase 50,000 shares of Common Stock to executive officers other than Mr. Barnhill. The awards made to the other executive officers also were granted to provide further incentives to increase shareholder value and were deemed by the Committee to be appropriate in light of the officers' expected contributions to the Company's performance. The Committee has noted that revenues have increased by an average of 21% annually from fiscal 1993 to fiscal 2002, with net income increasing by an average of 39% annually from fiscal 1993 to fiscal 2002. The Committee intends to continue to recommend stock-based compensation awards as a significant part of the Company's overall compensation program.

                      Respectfully,

                      John D. Beletic
                      Dennis J. Shaughnessy
                      Morton F. Zifferer, Jr.

Stock Performance Graph

        The chart set forth below shows the value of an investment of $100 on March 28, 1997 in each of the Company's Common Stock, the Russell 2000 index and peer issuers for the period March 28, 1997 to June 3, 2002. All values assume reinvestment of the pre-tax value of dividends.

Comparison of Cumulative Total Return
Value of Investment of $100 on March 28, 1997

        The peer issuers consist of the following companies engaged in retail and/or wholesale product distribution: Cellstar Corporation; Brightpoint, Inc.; Andrew Corporation; Ingram Micro Inc.; Somera, Communications Inc.; W.W. Grainger, Inc.; and Anixter International Inc. The identity of some of the peer issuers in this group differs from those in the group of peer issuers included in the Company's Proxy Statement last year. These changes were made in order to remove issuers that are no longer publicly traded and to add and remove other issuers in order for the group to better reflect, in the Company's view, the Company's peers. All of the current peer group issuers were publicly traded as of June 3, 2002.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is comprised solely of directors who are "independent" within the meaning of Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which was attached to the Company's proxy statement for the annual meeting of shareholders, held July 19, 2001. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Committee reviews and assesses the adequacy of its charter on an annual basis.

        As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP (and previously, Arthur Andersen LLP, who audited the consolidated financial statements as of and for the year ended March 31, 2002), the Company's independent auditing firm (effective June 4, 2002), is responsible for performing an independent audit of the consolidated financial statements in accordance auditing standards generally accepted in the United States.

        The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is "independent" under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee's members in business, financial and accounting matters.

        Among other matters, the Audit Committee monitors the activities and performance of the Company's internal and external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent auditor. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees the Company's internal compliance programs.

        The Committee has reviewed and discussed the fiscal year ended March 31, 2002 consolidated financial statements with management and Arthur Andersen LLP, as the Company's independent auditor for that period. Management represented to the Committee that these consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and Arthur Andersen LLP as the Company's independent auditor represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committee."

        The Company's independent auditor for fiscal year ended March 31, 2002, Arthur Andersen LLP, also provided the Committee with the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Committee discussed with the independent auditor that firm's independence.

        Following the Committee's discussions with management and the independent auditor, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended March 31, 2002.

                      Respectfully,

                      Jerome C. Eppler
                      Benn R. Konsynski, Ph.D
                      Morton F. Zifferer, Jr.

Fees Paid to Arthur Andersen LLP

        The following table shows the fees paid or accrued by the Company for the audit and other services provided by Arthur Andersen LLP for fiscal year 2002:

Audit Fees (1)	$70,371
Financial Information Systems Design and Implementation Fees	$0
All Other Fees (2)	$153,375
Total	$223,746

(1)
Audit Services of Arthur Andersen LLP for fiscal year 2002 consisted of the examination of the consolidated financial statements of the Company and quarterly review of financial statements.

(2)
"All Other Fees" includes $17,675 for audit-related services, including among other items, statutory, benefit plan audits and services related to filings made with the Securities and Exchange Commission, and $135,700 for other services, including, among other items, tax services and accounting consulting. The Audit Committee considered whether the provision by Arthur Andersen LLP of non-audit services to the Company is compatible with maintaining Arthur Andersen's independence.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Insiders are required by regulation of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely upon the review of the copies of such reports furnished to us or written representations that no other reports were required during the fiscal year ended March 31, 2002, all of these executive officers and directors complied with all Section 16(a) filing requirements applicable to them, other than Messrs. Beletic, Guipe, Konsynski, Rein, Wilgis and Zifferer, each of whom inadvertently filed a Form 5 for the fiscal year ended March 31, 2002, late.

CERTAIN RELATIONSHIPS AND RELATATED TRANSACTIONS

        In August 2001, the Company guaranteed a personal revolving line of credit to Robert B. Barnhill, Jr., the Company's chief executive officer, from a commercial bank in the principal amount of $2,500,000. In connection therewith, the Company's chief executive officer and his spouse entered into a Reimbursement and Security Agreement, which obligates them to reimburse the Company for any amounts paid by the Company under its guaranty. These obligations to the Company under the Reimbursement and Security Agreement are secured by certain assets of the chief executive officer and represent full recourse obligations to the chief executive officer and his spouse.

SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

        Any shareholder proposal intended for inclusion in the proxy material for the 2003 Annual Meeting of Shareholders must be received in writing by the Company, at the address set forth on the first page of this Proxy Statement, on or before February 21, 2003. Any such proposal will be subject to the requirements of Exchange Act Rule 14a-8.

        If a shareholder intends to submit a proposal at the 2003 annual meeting that is not eligible for inclusion in the proxy statement and proxy, the shareholder must do so no later than May 7, 2003. If shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary authority when the proposal is raised at the 2003 annual meeting.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business that will be presented for consideration at the Annual Meeting. Delivery of a proxy, however, confers on the designated proxy holder's discretionary authority to vote the shares in accordance with their discretion on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, or at the Securities and Exchange Commission's regional offices located at 233 Broadway, New York, New York 10279 and 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604, or by way of the Securities and Exchange Commission's Internet address, http://www.sec.gov.

        The Company will provide without charge to each person receiving this proxy statement, upon the written request of such person, a copy of the Company's annual report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission for the fiscal year ended March 31, 2002. Written requests for a copy of the Company's annual report on Form 10-K should be directed to Mary Lynn Schwartz, Corporate Secretary, 11126 McCormick Road, Hunt Valley, Maryland 21031.

                      By Order of the Board of Directors,

                      Mary Lynn Schwartz
                      Corporate Secretary

June 21, 2002

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THIS PROXY, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON SIGNING IT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES NAMED BELOW FOR ELECTION AS DIRECTORS, "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.	Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote "FOR" all nominees named in Proposal 1, and "FOR" Proposal 2.

1. Proposal 1:	To elect two (2) directors for a three (3) year term ending at the Annual Meeting of Share-holders to be held in 2005 and until their respective successors are duly elected and qualify.
FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below
☐	☐
Nominees: 01 Robert B. Barnhill, Jr. 02 Benn R. Konsynski, Ph.D.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike a line through the name of the nominee(s) above.

2. Proposal 2:	To ratify the selection of Ernst & Young LLP as the Company's independent public accountants.
FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	The proxies named herein are hereby authorized to vote in their discretion upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.

Receipt of notice of the meeting and proxy statement is hereby acknowledged, and the terms of the notice and proxy statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for said meeting or any adjournment or postponement thereof.
(Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed in the United States.
Signature	(SEAL)	Signature	(SEAL)	Date

(Please sign exactly as your name appears hereon. Executors, administrators, guardians, officers signing for corporations, trustees and attorneys should give full title. For joint owners, both owners should sign.)

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/tess		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

TESSCO TECHNOLOGIES INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS, July 25, 2002
PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints ROBERT B. BARNHILL, JR. and ROBERT C. SINGER, and each of them, with full power of substitution to each, as proxy, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of TESSCO Technologies Incorporated to be held Thursday, July 25, 2002 at 10:00 a.m., at the corporate headquarters of the Company, located at 11126 McCormick Road, Hunt Valley, Maryland 21031, and at any adjournment or postponement thereof:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY TIMELY PROVIDING A LATER-DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

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QuickLinks

INTRODUCTION
PROPOSAL 1. ELECTION OF DIRECTORS
PROPOSAL 2. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Compensation Committee Report on Executive Compensation
Stock Performance Graph
REPORT OF THE AUDIT COMMITTEE
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATATED TRANSACTIONS
SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
OTHER MATTERS
AVAILABLE INFORMATION
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—NOTES—
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